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                                                                    Exhibit 99.1

Medinex Systems Sells Votenet Division
February 14, 2001

POST FALLS, Idaho - Medinex Systems, Inc. (NASDAQ-NM: MDNX), a healthcare technology and e-commerce company, today announced the management-led buyout of its public policy and political division, Votenet.

All assets of the Votenet division were purchased by the newly formed Votenet Solutions, Inc. Glen Hughlette, previously CEO at Medinex's Votenet division, is now chairman, president and CEO of Votenet Solutions. Hughlette is among the group of private investors involved in the purchase. Votenet Solutions made a cash payment to Medinex in the transaction.

Medinex Systems will now commit all its resources to the growth of its medical division, anchored by its premier product, Medinex Office, a Web-based physicians office management system. The sale accomplishes two goals for Medinex, said Tony Paquin, Medinex president, chairman and CEO.

"First, we can now concentrate solely on the medical side of the business, as has been our goal since we announced the company name change and restructuring seven months ago. Secondly, the sale improves the status of our working capital and will allow us to continue advancing toward our goal of building a successful, profitable company," Paquin said.

Hughlette stated, "The management-led buyout of Votenet from Medinex will enable both organizations to fully focus on becoming leaders in their respective markets. I am thankful for the opportunity to have worked with the executive team at Medinex, and especially Tony Paquin, during a time of unprecedented change and challenges. We are excited about the opportunities available to Votenet in the years ahead as we continue to serve our public policy and political customers."

About Medinex Systems, Inc.
Medinex Systems, Inc. (www.medinexsystems.com) has offices in Post Falls, Idaho, and Atlanta, Georgia. Medinex Systems' premier product is a Web-based physician's office management system called Medinex Office (www.medinexoffice.com). Medinex Office is available through a growing list of value-added resellers (VARs) and application service providers (ASPs) throughout the country. Medinex Systems also focuses on business-to-business e-commerce and services in the Internet healthcare sector, and targets primary care physicians, clinics, hospitals, medical supply companies, medical students and others in the healthcare market. Its stock trades on the NASDAQ-National Market under the symbol MDNX.
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About Votenet
Votenet (www.votenet.com) develops products, services, and information resources for public policy and political organizations. The company is non-partisan and non-ideological. Its clients include candidates, political consultants, hundreds of advocacy groups, several Fortune 500 companies, government agencies and media organizations across the nation. Votenet's suite of products include CapWeb Millennium (highly sophisticated applications for grassroots lobbying and email message casting), Policy Voice (an interactive voice response system for grassroots lobbying), Web-based membership management, and online fundraising. For involved and informed citizens, the company also publishes the original U.S. Congress Handbook.

This news release may contain certain forward-looking statements concerning Medinex Systems' positioning for the future. In accordance with the Private Securities Litigation Reform Act of 1995, the company advises that forward-looking statements are subject to risks known and unknown, uncertainties and other factors that could cause the company's actual results, performance, or achievements, or industry results, to differ materially from those stated or inferred by forward-looking statements. Some of these risks, uncertainties, and other factors are such things as the following: Medinex has suffered substantial cash flow deficits and may have difficulty meeting its outstanding obligations if it is unable to generate positive cash flows; Medinex has a limited operating history; Medinex may experience difficulties implementing an evolving and unproven business model; there can be no assurance that Medinex will be able to compete successfully against potential competitors who may have greater resources than Medinex; Medinex's business may be affected by a slower than expected e-commerce growth rate; Medinex' operations may be subject to computer systems interruptions that could result in loss of customers; unknown software defects could result in service interruption and damage the Company's reputation; Medinex may not compete successfully if it is unable to keep pace with rapidly changing technology and market conditions; the failure of participant's in Medinex's target communities to accept Medinex's communities as sources of information, communication and business products and services; Medinex may be subject to legal claims relating to the content of Medinex's Websites; any new legislation could inhibit the growth in use of the Internet; and the unknown volume of future sales of the company's common stock could cause the company's stock price to fall. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. All subsequent written or oral forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this news release are made only as of the date of this release. The company does not intend, and undertakes no obligation, to update these forward-looking statements.